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EXHIBIT 99.1


ACME UNITED CORPORATION            NEWS RELEASE
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                            CONTACT: Paul G. Driscoll
                             Acme United Corporation
                   60 Round Hill Road    Fairfield, CT  06824
                  Phone: (203) 254-6060    FAX: (203) 254-6521
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                       FOR IMMEDIATE RELEASE March 2, 2006


ACME UNITED CORPORATION REPORTS 15% SALES INCREASE AND PROFORMA EPS GROWTH
OF 20%

         FAIRFIELD, CT. - March 2, 2006 - Acme United Corporation (AMEX:ACU) today announced that net sales for the year ended December 31, 2005 were $49.9 million compared to $43.4 million in 2004, an increase of 15%. Net sales for 2005 in the U.S. and Hong Kong increased 16% due to the sale of new products, principally the patented titanium bonded scissors. International sales increased by 13%, and 8% in local currency. Net sales for the quarter ended December 31, 2005 were $11.1 million, compared to $10.9 million in the same period in 2004, an increase of 1%.

         Fourth quarter 2005 sales were negatively impacted by customer inventory reductions, delayed shipments of new programs and an overall sluggish economy.

         Net income for the year ended December 31, 2005 was $2.9 million, or $.78 per diluted share compared to $3.2 million or $.85 per diluted share in 2004. Excluding the non-recurring charge of $1.5 million which was disclosed and recorded in the third quarter of 2005 relating to the demolition of some former manufacturing buildings, net income would have been $3.9 million or $1.02 per diluted share, a 20% increase over 2004. Non-GAAP, or pro forma, results are presented to provide additional information to the reader to provide comparisons to results in 2004. For the fourth quarter ended December 31, 2005, net income was $773,000, or $.21 per diluted share, compared to $754,000, or $.19 per diluted share for the same period in 2004.

         Gross margins were 45% for both 2005 and 2004. Improvements from increased sales of new products were essentially offset by higher airfreight and raw material costs.

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         The Company's bank debt on December 31, 2005 was $5.6 million compared to $1.4 million on December 31, 2004. During 2005, the Company added $4.1 million of inventory in order to meet forecasted growth requirements. In addition, the Company repurchased 243,000 shares of its common stock at a cost of $3.6 million and paid dividends of $.4 million.

         Walter C. Johnsen, President and CEO, said, "Acme United continued to make significant business progress during 2005. Our efforts to penetrate a number of global retailers and superstores are succeeding and we look forward to their contribution this year. Our new products, including an expanded titanium scissor line, new Clauss cutting items, and new proprietary pencil sharpeners lay the ground work for future growth in 2006."

         ACME UNITED CORPORATION is a specialized supplier of cutting devices, measuring instruments, and safety products for school, home, office and industrial use.

         Forward-looking statements in this report, including without limitation, statements related to the Company's plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties including without limitation the following: (i) the Company's plans, strategies, objectives, expectations and intentions are subject to change at any time at the discretion of the Company; (ii) the Company's plans and results of operations will be affected by the Company's ability to manage its growth, and (iii) other risks and uncertainties indicated from time to time in the Company's filings with the Securities and Exchange Commission.


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
                             ACME UNITED CORPORATION
                        CONSOLIDATED STATEMENT OF INCOME
                              YEAR END REPORT 2005
                                                            Quarter Ended             Quarter Ended
                                                          December 31, 2005         December 31, 2004
Amounts in $000's except per share data                      (Unaudited)               (Unaudited)
--------------------------------------------------------------------------------------------------------
Net Sales                                                      $ 11,059                  $ 10,921
Gross Profit                                                      4,596                     4,962
Selling, General, and Administrative Expenses                     3,058                     3,874
Interest Expense                                                     96                        27
Other  Expense (Income)                                             109                      (133)
Pre-Tax Income                                                    1,333                     1,194
Income Tax Expense                                                  560                       440
Net Income                                                          773                       754
Earnings Per Share Diluted                                         0.21                      0.19

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
                             ACME UNITED CORPORATION
                        CONSOLIDATED STATEMENT OF INCOME
                              YEAR END REPORT 2005
                                                             Year Ended                Year Ended
Amounts in $000's except per share data                   December 31, 2005         December 31, 2004
--------------------------------------------------------------------------------------------------------
Net Sales                                                      $ 49,946                  $ 43,381
Gross Profit                                                     22,355                    19,653
Selling, General, and Administrative Expenses                    15,512                    14,162
Interest Expense                                                    235                       158
Other  Expense (Income)                                             342                        (7)
Non-Recurring Charge                                              1,500                         -
Pre-Tax Income                                                    4,766                     5,340
Income Tax Expense                                                1,829                     2,102
Net Income                                                        2,937                     3,238
Earnings Per Share Diluted                                         0.78                      0.85

Reconciliation to reported Net Income (GAAP)
     Pre-Tax Income as reported (GAAP)                            4,766                     5,340
     Non-Recurring Charge                                         1,500                         -
     Pre-Tax Income as adjusted                                   6,266                     5,340
     Income Tax Expense as adjusted                               2,399                     2,102
     Net Income as adjusted                                       3,867                     3,238
     Earnings Per Share Before Non-Recurring Charge                1.02                      0.85

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
                             ACME UNITED CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEET
                              YEAR END REPORT 2005
Amounts in $000's                                         December 31, 2005        December 31, 2004
--------------------------------------------------------------------------------------------------------
Assets
Current Assets:
     Cash                                                      $  1,076                 $  1,888
     Accounts Receivable, Net                                     9,392                    8,885
     Inventories                                                 12,530                    8,389
     Prepaid and Other Current Assets                               867                      764
                                                          ----------------------------------------------
Total Current Assets                                             23,865                   19,926

     Property and Equipment, Net                                  2,786                    2,295
     Other Assets                                                 1,543                      746
                                                          ----------------------------------------------
Total Assets                                                   $ 28,194                 $ 22,967
                                                          ==============================================

Liabilities and Stockholders' Equity
Current Liabilities
     Accounts Payable                                             2,174                    2,316
     Other Current Liabilities                                    5,356                    4,682
                                                          ----------------------------------------------
Total Current Liabilities                                         7,530                    6,998
Long-Term Debt                                                    5,587                    1,434
Other Non Current Liabilities                                     1,012                      552
                                                          ----------------------------------------------
                                                                 14,129                    8,984
Total Stockholders' Equity                                       14,065                   13,983
                                                          ----------------------------------------------
Total Liabilities and Stockholders' Equity                     $ 28,194                 $ 22,967
                                                          ==============================================

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